INVESTMENT ADVISORY AGREEMENT

MACC PRIVATE EQUITIES INC.
A Delaware Corporation

        This INVESTMENT ADVISORY AGREEMENT dated as of July 21, 2005 (the “Agreement”) by MACC Private Equities Inc., a company organized under the laws of the State of Delaware (“the Company”), and InvestAmerica Investment Advisors, Inc., a corporation organized under the laws of the State of Delaware (“InvestAmerica”).

        WHEREAS, the Company is a closed-end investment company that may be operated and regulated as a business development company (“Business Development Company”) as defined in the Investment Company Act of 1940, as amended (the “ICA”);

        WHEREAS, the Company is presently receiving investment advisory services from InvestAmerica pursuant to that Interim Investment Advisory Agreement dated April 30, 2005 (the “Interim Agreement”);

        WHEREAS, the Company desires to terminate the Interim Agreement and enter into this Agreement with InvestAmerica;

        WHEREAS, InvestAmerica, is qualified to provide investment advisory services to the Company and is registered as an investment advisor under the Investment Advisors Act of 1940, as amended.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

        Section 1.       Definitions.

        1.1      “Affiliate” shall have the meaning given under Rule 144 of the Securities Act of 1933, as amended.

        1.2      “Assets Under Management” shall mean the total value of the Company’s assets managed by InvestAmerica under this Agreement averaged over the prior one year period, or such shorter period in which such assets were managed by InvestAmerica.

        1.3      “Capital Losses” are those which are placed, consistent with generally accepted accounting principles, on the books of the Company and which occur when:

                   (a)        An actual or realized loss is sustained owing to Portfolio Company or investment events including, but not limited to, liquidation, sale or bankruptcy;

                   (b)        The Board of Directors of the Company determines that a loss or depreciation in value from the value on the date of this Agreement should be taken by the Company in accordance with generally accepted accounting principles and SBA accounting regulations and is shown on its books as a part of the periodic valuation of the Portfolio Companies by the Board of Directors (“Unrealized Depreciation”); or

                   (c)        Capital Losses are adjusted for reverses of depreciation when the Board of Directors determines that a value should be adjusted upward and the investment value remains at or below original cost.

For purposes of this definition, in any case where the Board of Directors of the Company writes down the value of any investment in the Company’s portfolio (in accordance with the standards set forth in subsection 1.3(b) above), (i) such reduction in value shall result in a new cost basis for such investment and (ii) the most recent cost basis for such investment shall thereafter be used in the determination of any Realized Capital Gains or Capital Losses in the Company’s portfolio (i.e., there shall be no double-counting of losses when a security (whose value has declined in a prior period) is ultimately sold at a price below its historical cost.)

        1.4      "The Company" shall mean MACC Private Equities Inc., a Delaware corporation.

        1.5      "ICA" has the meaning set forth in the first recital hereof.

        1.6      “Net Capital Gains” shall mean Realized Capital Gains net of Capital Losses determined in accordance with generally accepted accounting principles.

        1.7      "Other Venture Capital Funds" has the meaning set forth in subsection 3.2.

        1.8      “Portfolio Company” or “Portfolio Companies” shall mean any entity in which the Company may make an investment and with respect to which InvestAmerica will be providing services pursuant hereto, which investments may include ownership of capital stock, loans, receivables due from a Portfolio Company or other debtor on sale of assets acquired in liquidation and assets acquired in liquidation of any Portfolio Company.

        1.9      “Private Capital” shall have the meaning ascribed to that term in the SBA regulations in effect as of the date hereof (which regulations define Private Capital to exclude unrealized gains and losses).

        1.10      “Realized Capital Gains” shall mean capital gains after deducting the cost and expenses necessary to achieve the gain (e.g., broker’s fees). For purposes of this Agreement, capital gains are Realized Capital Gains upon the cash sale of the capital stock or assets of a Portfolio Company or any other asset or item of property managed by InvestAmerica pursuant to the terms hereof or any Realized Capital Gain has occurred in accordance with GAAP which is not cash as described in the following sentence. Realized Capital Gains other than cash gains, shall be recorded and calculated in the period the gain is realized; however in determining payment of any incentive fee, the payment shall be made when the cash is received. The amount of the fee earned on gains other than cash shall be recorded as incentive fees payable on the financial statements of the Company.

        1.11      "SBA" shall mean the United States Small Business Administration.

        1.12      "SEC" shall mean the United States Securities and Exchange Commission.

        Section 2.       Investment Advisory Engagement. The Company hereby engages InvestAmerica as its investment advisor.

        2.1      As such, InvestAmerica will:

                   (a)        Manage, render advice with respect to, and make decisions regarding the acquisition and disposition of securities in accordance with applicable law and the Company’s investment policies as set forth in writing by the Board of Directors, to include (without limitation) the search and marketing for investment leads, screening and research of investment opportunities, maintenance and expansion of a co-investor network, review of appropriate investment legal documentation, presentations of investments to the Company’s Board of Directors (when and as required), closing of investments, monitoring and management of investments and exits, preparation of valuations, management of relationships with the SEC, shareholders, outside auditors, and the provision of other services appropriate to the management of a Business and Development Company;

                   (b)        Make available and, if requested by Portfolio Companies or entities in which the Company is proposing to invest, render managerial assistance to, and exercise management rights in, such Portfolio Companies and entities as appropriate to maximize return for the Company and to comply with regulations;

                   (c)        Maintain office space and facilities to the extent required by InvestAmerica to provide adequate management services to the Company;

                   (d)        Maintain the books of account and other records and files for the Company, but not to include auditing services; and

                   (e)        Report to the Company’s Board of Directors, or to any committee or officers acting pursuant to the authority of the Board, at such reasonable times and in such reasonable detail as the Board deems appropriate in order to enable the Company to determine that investment policies are being observed and implemented and that the obligations of InvestAmerica hereunder are being fulfilled. Any investment program undertaken by InvestAmerica pursuant hereto and any other activities undertaken by InvestAmerica on behalf of the Company shall at all times be subject to applicable law and any directives of the Company’s Board of Directors or any duly constituted committee or officer acting pursuant to the authority of the Company’s Board of Directors.

        2.2      InvestAmerica will be responsible for the following expenses: its staff salaries and fringes, office space, office equipment and furniture, communications, travel, meals and entertainment, conventions, seminars, office supplies, dues and subscriptions, hiring fees, moving expenses, repair and maintenance, employment taxes, in-house accounting expenses and minor miscellaneous expenses.

        InvestAmerica will pay for its own account all expenses incurred in rendering the services to be rendered hereunder. Without limiting the generality of the foregoing, InvestAmerica will pay the salaries and other employee benefits of the persons in its organization whom it may engage to render such services, including without limitation, persons in its organization who may from time to time act as officers of the Company.

        Notwithstanding the foregoing, InvestAmerica will earn incentive compensation on a quarterly basis, which shall not be deemed part of compensation or other employee benefits for the purpose of this paragraph.

        2.3      In connection with the services provided, InvestAmerica will not be responsible for the following expenses which shall be the sole responsibility of the Company and will be paid promptly by the Company: auditing fees; all legal expenses; legal fees normally paid by Portfolio Companies; National Association of Small Business Investment Companies and other appropriate trade association fees; brochures, advertising, marketing and publicity costs; interest on SBA or other debt; fees to the Company and its directors and Board fees; any fees owed or paid to the Company, its Affiliates or fund managers; any and all expenses associated with property of a Portfolio Company taken or received by the Company or on its behalf as a result of its investment in any Portfolio Company; all reorganization and registration expenses of the Company; the fees and disbursements of the Company’s counsel, accountants, custodian, transfer agent and registrar; fees and expenses incurred in producing and effecting filings with federal and state securities administrators; costs of periodic reports to, and other communications with the Company’s shareholders; fees and expenses of members of the Company’s Board of Directors who are not directors, officers, employees or Affiliates of InvestAmerica or of any entity which is an Affiliate of InvestAmerica; premiums for the fidelity bond, if any, maintained by InvestAmerica pursuant to ICA Section 17; premiums for directors and officers insurance maintained by the Company; all transaction costs incident to the acquisition, management and protection of and disposition of securities by the Company; and any other expenses incurred by or on behalf of the Company that are not expressly payable by InvestAmerica under Section 2.2. above.

        2.4      Subject to approval by the Board of Directors of the Company and in accordance with the ICA, InvestAmerica may retain one or more subadvisors to assist it in performance of its duties hereunder.

      Section 3.       Nonexclusive Obligations; Co-investments.

        3.1      The obligations of InvestAmerica to the Company are not exclusive. InvestAmerica and its Affiliates, may in their discretion, manage other venture capital funds and render the same or similar services to any other person or persons who may be making the same or similar investments. The parties acknowledge that InvestAmerica may offer the same investment opportunities as may be offered to the Company to other persons for whom InvestAmerica is providing services. Neither InvestAmerica nor any of its Affiliates shall in any manner be liable to the Company or its Affiliates by reason of the activities of InvestAmerica or its Affiliates on behalf of other persons and funds as described in this paragraph and any conflict of interest arising therefrom is hereby expressly waived.

        3.2      For the benefit of the Company’s investment activities, InvestAmerica and its Affiliates intend to maintain various future co-investment relationships involving the Company which may result in the Company being accorded the opportunity in the future to review and to invest in certain investments found by other venture capital funds managed by InvestAmerica and its Affiliates, including NDSBIC, L.P., Lewis and Clark Private Equities, LP, and Invest Northwest, LP (collectively, the “Other Venture Capital Funds”).

        For purposes of this Section 3.2, where the Company has an opportunity to co-invest with the Other Venture Capital Funds, investment opportunities shall be offered to the Company and the Other Venture Capital Funds, as the case may be, (a) in the same proportion as its Private Capital bears to the total Private Capital of the Company and the Other Venture Capital Funds with which the Company proposes to co-invest, in the aggregate, or (b) in such other manner as is otherwise agreed upon by the Company and the Other Venture Capital Funds. Notwithstanding anything to the contrary contained in this Section 3.2, the terms of any exemptive order applicable to co-investments between the Other Venture Capital Funds and the Company will control as to the terms of co-investments among the Company and Other Capital Venture Funds.

        3.3      InvestAmerica will cause to be offered to the Company opportunities to acquire or dispose of securities as provided in the co-investment guidelines summarized in the section of the Company’s SEC Registration Statement entitled “Investment Objectives and Policies — Co-Investment Guidelines.” Except to the extent of acquisitions and dispositions that, in accordance with such co-investment guidelines, require the specific approval of the Company’s Board of Directors, InvestAmerica is authorized to effect acquisitions and dispositions of securities for the Company’s account in InvestAmerica’s discretion. Where such approval is required, InvestAmerica is authorized to effect acquisitions and dispositions for the Company’s account upon and to the extent of such approval. The Company will put InvestAmerica in funds whenever InvestAmerica requires funds for an acquisition of securities in accordance with the foregoing, and the Company will cause to be delivered in accordance with InvestAmerica’s instructions any securities disposed of in accordance with the foregoing.

        3.4      Should InvestAmerica or any of its Affiliates agree to perform or undertake any investment management services described in Section 3.1 for any funds or persons in addition to the Company, InvestAmerica will notify the Company, in writing, not later than the commencement of such agreement or the initial provision of such services.

        3.5      Any such investment management services and all co-investments shall at all times be provided in strict accordance with rules and regulations under the ICA, any exemptive order thereunder applicable to the Company and the rules and regulations of the SBA.

      Section 4.       Services to Portfolio Companies.

        4.1      It is acknowledged that as a part of the services to be provided by InvestAmerica hereunder, certain of its employees, representatives and agents will act as members of the board of directors of individual Portfolio Companies, will vote the shares of the capital stock of Portfolio Companies, and make other decisions which may effect the near-and the long-term direction of a Portfolio Company. Unless otherwise restricted hereafter by the Company in writing, in regard to such actions and decisions the Company hereby appoints InvestAmerica (and such officers, Directors, employees, representatives and agents is it shall designate) as its proxy, as a result of which InvestAmerica shall have the authority, in its performance of this Agreement, to make decisions and to take such actions, without specific authority from the Board of Directors of the Company, as to all matters which are not hereby restricted.

        4.2      All fees, including Director’s fees that may be paid by or for the account of an entity in which the Company has invested or in which the Company is proposing to invest in connection with an investment transaction in which the Company participates or provides managerial assistance, will be treated as commitment fees or management fees and will be received by the Company, pro rata to its participation in such transaction. InvestAmerica will be allowed to be reimbursed by Portfolio Companies for all direct expenses associated with due diligence and management of portfolio investments or investment opportunities (travel, meals, lodging, etc.).

        4.3      The sole and exclusive compensation to InvestAmerica for its services to be rendered hereunder will be in the form of a management fee and a separate incentive fee as provided in Section 5. Should any officer, director, employee or Affiliate of InvestAmerica serve as a member of the Board of Directors of the Company, such officer, director, employee or Affiliate of InvestAmerica shall not receive compensation as a member of the Board of Directors of the Company.

      Section 5.       Management and Incentive Fees.

        5.1      During the term of this Agreement, the Company will pay InvestAmerica monthly in arrears a management fee equal to 1.5% per annum of the Assets Under Management. The Management fee shall be calculated on a non-consolidated basis, excluding MorAmerica Capital Corporation.

        5.2      During the term of this Agreement the Company shall pay to InvestAmerica an incentive fee determined as specified in this Section 5.2. The incentive fee shall be calculated on a nonconsolidated basis, excluding MorAmerica Capital Corporation.

                   (a)        The incentive fee shall be calculated as follows:

                                (i)        The amount of the fee shall be 13.4% of the Net Capital Gains, before taxes, resulting from the disposition of investments in the Company’s Portfolio Companies or resulting from the disposition of other assets or property of the Company managed by InvestAmerica pursuant to the terms hereof.

                                (ii)        Net Capital Gains, before taxes, shall be calculated annually at the end of each fiscal year for the purpose of determining the earned incentive fee, unless this Agreement is terminated prior to the completion of any fiscal year, then such calculation shall be made at the end of such shorter period. A preliminary calculation shall be made on the last business day of each of the three fiscal quarters preceding the end of each fiscal year for the purpose of determining the incentive fee payable under Section 5.2(c)(i) below. Capital Losses and Realized Capital Gains shall not be cumulative (i.e., no Capital Losses nor Realized Capital Gains are carried forward into any subsequent fiscal year).

                                (iii)        Notwithstanding anything herein to the contrary, the incentive fee shall not be computed on any assets received by the Company from the Company’s predecessors by merger, MorAmerica Financial Corporation and Morris Plan Liquidation Company, and such assets shall not be included in any calculation of Net Capital Gains.

                   (b)        Upon termination of this Agreement all earned but unpaid incentive fees shall be immediately due and payable; provided, however, that incentive fees earned with respect to non-cash Realized Capital Gains shall not be due and owing to InvestAmerica until the cash is received by the Company. The Company and InvestAmerica are parties to the Interim Agreement, which has been replaced by this Agreement. For purposes of inventive fee calculations, incentive fees shall be calculated under this Agreement taking into account the period beginning with April 30, 2005.

                   (c)        Payment of incentive fees shall be made as follows:

                                (i)        To the extent payable, incentive fees shall be paid, in cash, in arrears on the last business day of each fiscal quarter in the fiscal year.

                                (ii)        The incentive fee shall be retroactively adjusted as soon as practicable following completion of the valuations at the end of each fiscal year in which this Agreement is in effect to reflect the actual incentive fee due and owing to InvestAmerica, and if such adjustment reveals that InvestAmerica has received more incentive fee income than it is entitled to hereunder, InvestAmerica shall promptly reimburse the Company for the amount of the excess.

      Section 6.       Liability and Indemnification of InvestAmerica.

        6.1      Neither InvestAmerica, nor any of its officers, directors, shareholders, employees, agents or Affiliates, whether past, present or future (collectively, the “Indemnified Parties”), shall be liable to the Company, or any of its Affiliates for any error in judgment or mistake of law made by the Indemnified Parties in connection with any investment made by or for the Company, provided such error or mistake was made in good faith and was not made in bad faith or as a result of gross negligence or willful misconduct of the Indemnified Parties. The Company confirms that in performing services hereunder InvestAmerica will be an agent of the Company for the purpose of the indemnification provisions of the Bylaws of the Company subject, however, to the same limitations as though InvestAmerica were a director or officer of the Company. InvestAmerica shall not be liable to the Company, its shareholders or its creditors, except for violations of law or for conduct which would preclude InvestAmerica from being indemnified under such provisions. The provisions of this Section 6.1 shall survive termination of this Agreement.

        6.2      Individuals who are Affiliates of InvestAmerica and are also officers or directors of the Company as well as other InvestAmerica officers performing duties within the scope of this Agreement on behalf of the Company will be covered by any directors and officers insurance policy maintained by the Company.

      Section 7.       Shareholder Approval; Term.

        The Company represents that this Agreement has been approved by the Company’s Board of Directors. This Agreement shall continue in effect for two (2) years from the date hereof, unless sooner terminated as provided for herein; provided, however, that this Agreement shall not take effect if as of the date hereof, the shareholders of the Company shall not have approved this Agreement in the manner set forth in Section 15(a) of the ICA. Thereafter, this Agreement shall continue in effect so long as such continuance is specifically approved at least annually by the Company’s Board of Directors, including a majority of its members who are not interested persons of InvestAmerica, or by vote of the holders of a majority, as defined in the ICA, of the Company’s outstanding voting securities. The foregoing notwithstanding, this Agreement may be terminated by the Company at any time, without payment of any penalty, on sixty (60) days’ written notice to InvestAmerica if the decision to terminate has been made by the Board of Directors or by vote of the holders of a majority, as defined in the ICA, of the Company’s outstanding voting securities.

        InvestAmerica may also terminate this Agreement on sixty (60) days’ written notice to the Company; provided, however, that InvestAmerica may not so terminate this Agreement unless another investment advisory agreement has been approved by the vote of a majority, as defined in the ICA, of the Company’s outstanding shares and by the Board of Directors, including a majority of members who are not parties to such agreement or interested persons of any such party. Upon receipt of any such notice from InvestAmerica, the Company will in good faith use its best efforts to cause an advisory agreement to be entered into by the Company with a suitable investment adviser.

      Section 8.       Assignment.

        This Agreement may not be assigned by any party without the written consent of the other and any assignment, as defined in the ICA, by InvestAmerica shall automatically terminate this Agreement.

      Section 9.       Amendments.

        This Agreement may be amended only by an instrument in writing executed by all parties.

      Section 10.       Governing Law.

        This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

      Section 11.       Termination of Prior Agreement.

        Upon the approval of this Agreement by the shareholders of the Company pursuant to Section 7, the Interim Agreement shall expire and shall thereupon be of no further force and effect, effective at the close of business on July 20, 2005.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

THE COMPANY: MACC PRIVATE EQUITIES, INC. A Delaware corporation BY: /s/ David R. Schroder —————————————— David R. Schroder President and Secretary

INVESTAMERICA: INVESTAMERICA INVESTMENT ADVISORS, INC. A Delaware corporation BY: /s/ Robert A. Comey —————————————— Robert A. Comey Executive Vice President